EXHIBIT (17)(a)


PROXY CARD                                                            PROXY CARD

                       FIRST AMERICAN STRATEGY FUNDS, INC.
                     Strategy Global Growth Allocation Fund

                  SPECIAL MEETING OF SHAREHOLDERS MAY 14, 2002

         This Proxy is Solicited on Behalf of the Board of Directors. The undersigned revoke(s) all previous proxies and appoint(s) ____________________ , _____________________or __________________ or either one of them, attorneys, with full power of substitution, to vote all shares of Strategy Global Growth Allocation Fund, a series of First American Strategy Funds, Inc. ("FASF"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of Strategy Global Growth Allocation Fund to be held at the offices of FASF at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on Tuesday, May 14, 2002, at 10:00 a.m. Central time, and at any adjournments or postponements thereof.

         I (we) acknowledge receipt of the Notice of Special Meeting of Shareholders, the Prospectus/Proxy Statement and the various accompanying materials, as referenced in the Prospectus/Proxy Statement relating to the proposed reorganization of Strategy Global Growth Allocation Fund with and into Strategy Aggressive Allocation Fund, a separate series of FASF.

                  VOTE VIA FACSIMILE: ____________________________
                  VOTE VIA THE INTERNET: _________________________
                  VOTE VIA THE TELEPHONE: 1-800-__________________

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                       CONTROL NUMBER: __________________
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NOTE: Please sign your name exactly as it appears in the registration on the proxy card. If signing for an estate, trust or corporation, please state your title or capacity. If joint owners, EITHER may sign.


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                       Signature and Title, if applicable


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                                      Date

      PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN
               IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [X]
IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
As to any other matter, said attorneys will vote in accordance with their best judgment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.



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1.       To approve an Agreement and Plan of      FOR      AGAINST     ABSTAIN
         Reorganization, attached to the
         Prospectus/Proxy Statement for the       [__]       [__]        [__]
         Special Meeting, which provides for
         and contemplates (a) the acquisition
         of all of the assets of Strategy
         Global Growth Allocation Fund by
         Strategy Aggressive Allocation Fund
         and the assumption of all identified
         and stated liabilities of Strategy
         Global Growth Allocation Fund by
         Strategy Aggressive Allocation Fund
         in exchange for shares of Strategy
         Aggressive Allocation Fund and (b)
         the subsequent liquidation of
         Strategy Global Growth Allocation
         Fund and the pro rata distribution
         of Strategy Aggressive Allocation
         Fund shares to Strategy Global
         Growth Allocation Fund shareholders.
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2.       To transact such other business as
         may properly come before the Special
         Meeting or any adjournment or
         postponements thereof.
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Please refer to the Prospectus/Proxy Statement for a discussion of this matter.
Check here if you plan to attend the Special Meeting. __________

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.